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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934



Date of Report (Date of earliest event reported) July 15, 1999



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





=================================================================

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Item 5.  Other Events

     On July 15, 1999, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, Dated July 15, 1999, regarding second quarter 1999 earnings and a regular quarterly dividend.



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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    July 15, 1999                     /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President and
                                           Chief Executive Officer


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                                     EXHIBIT






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NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE:  IMMEDIATE

CONTACT:  Joseph A. Graber or Victor E. Caputo or Martin W. Trofimuk
          (312) 664-4320


                        NORTH BANCSHARES ANNOUNCES
               SECOND QUARTER EARNINGS PER SHARE INCREASES 140%
                    SECOND QUARTER NET INCOME INCREASES 127%
                        QUARTERLY DIVIDEND DECLARED


     CHICAGO, IL, JULY 15, 1999, - North Bancshares, Inc., the holding company of North Federal Savings Bank today announced diluted earnings per share of $.12 for the quarter ended June 30, 1999, an improvement of $.07 per or 140%, from $.05 per share for the quarter ended June 30, 1998. Net income for the quarter ended June 30, 1999 amounted to $150,000, an increase of $84,000, or 127%, from $66,000 for the quarter ended June 30, 1998. The improvement in earnings per share was primarily related to a $80,000 reduction in non-interest expenses, a $28,000 increase in non-interest income and a $13,000 increase in net interest income. These improvements were offset by a $29,000 increase in income tax expense and an $8,000 increase in the provision for loan losses.

     Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.11 per share to be paid on August 16, 1999 to stockholders of record as of August 2, 1999.

     Net interest income, before provision for loan losses, increased to $876,000 for the quarter ended June 30, 1999, compared with $863,000 for the quarter ended June 30, 1998. The interest rate spread increased from 2.38% at March 31, 1999 to 2.47% at June 30, 1999.

     Non-interest income amounted to $119,000 for the quarter ended June 30, 1999 compared with $91,000 for the quarter ended June 30, 1998. The increase was primarily attributable to a $29,000 increase in gain on the sale of investment securities available for sale.

     Non-interest expense decreased by $80,000, or 9.7%, to $743,000 for the quarter ended June 30, 1999, compared with $823,000 for the quarter ended
June 30, 1998. The improvement was primarily attributable to a $37,000 decrease in compensation and benefits expense related to lower payroll and benefits expense and a $28,000 reduction in professional fees related to a decline in the number of shareholder proposals that required review by counsel and a reduction in tax accounting expense. In addition, there was a $20,000 decrease in office occupancy expense.

     Income tax expense amounted to $94,000 for the quarter ended June 30, 1999 compared with $65,000 for the quarter ended June 30, 1998. The increase in income tax expense was primarily due to increased income before taxes.

     Net loans receivable totaled $85.3 million at June 30, 1999, compared with $82.1 million at December 31, 1998. The $3.2 increase was due primarily to $2.5 million in multi-family, commercial real estate and equity lines of credit closed during the period. At June 30, 1998, the Bank had $4.7 million in loan applications pending approval or closing.

     Total deposits amounted to $75.5 million at June 30, 1999, compared with $76.2 million at December 31, 1998. The $700,000 decrease was primarily attributable to a $4.5 million decrease in certificates of deposit partially offset by a $3.8 million increase in money market and checking accounts. Non -interest bearing checking account balances increased 17% to $2.1 million at June 30, 1999 from $1.8 million at December 31, 1998 and money market deposit account balances have increased 41% to $14.2 million at June 30, 1999 from $10.1 million at December 31, 1998.

     Borrowed funds increased $3.5 million to $37.6 million at June 30, 1999 from $34.1 million at December 31, 1998. The additional borrowings were used to fund new loan originations during the period.

     Stockholders' equity was $12.1 million at June 30, 1999 compared with $13.3 million at December 31, 1998. The decrease was primarily attributable to a $995,000 million increase in other comprehensive loss which is related to an increase in medium and long term interest rates and their effect on the market value of the available for sale securities portfolio. Retained earnings incerased by $50,000 to $11.2 million. The increase was attributable to $326,000 in net income offset by $276,000 in dividend payments

     Joseph A. Graber, President and Chief Executive Officer, commented:

     "We continue to realize improvement in our quarterly results. The restructuring of our loan portfolio to include more higher yielding residential investor property loans, commercial real estate loans and the expansion of product lines for both loans and deposits is creating the type of asset and liabilty mix which we have been targeting." He added, "We are continuing to focus on reducing our non-interest expenses and increasing our non-interest income. We anticipate additional quarter to quarter improvement in earnings per share for the balance of 1999."

     North Bancshares, Inc. is the holding company for North Federal Savings Bank. Its common stock is traded on the Nasdaq Stock Market under the symbol "NBSI." North Federal has seved the north side of Chicago from its office in Old Town since 1886. It also opeates a branch office in wilmette, Il. For 43 consecutive quarters, the bank has received a five-star superior rating for safety from Bauer Financial Reports, Inc., and is rated one of the best in the nation for safety and soundness by Sheshunoff Informaiton Services, Inc.
North Federal is proud to support local service and non-profit organizations. Its executives serve on the boards of the Lincoln Park Chamber of Commerce, the Old Town Chamber of Commerce and the Human Capital Council. Further information is available on its website at www.northfederal.com including prior press releases, SEC filings, company history, and current products, services and interest rates.

     When used in this press release the words or phrases "will likely result, " "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance.

     The company does not undertake -- and specifically disclaims any obligation -- to publicly release the results of any revision which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the ocourrence of anticipated or unanticipated events.

                       (FINANCIAL STATEMENTS ATTACHED)

                                --MORE--



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                          NORTH BANCSHARES, INC.
              CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                    (IN THOUSANDS, EXCEPT SHARE DATA)
                              (UNAUDITED)


ASSETS                                       JUNE 30, 1999   DEC 31, 1998
                                               (UNAUDITED)
--------------------------------------------------------------------------
Cash and due from banks                           $ 1,319       $   810
Interest-bearing deposits                           1,839         2,413
Federal funds sold                                  1,457         5,722
Investment in dollar-denominated mutual funds         410           801
-------------------------------------------------------------------------
  TOTAL CASH AND CASH EQUIVALENTS                   5,025         8,746

Investment securities available for sale           17,990        14,880
Mortgage-backed securities held to maturity             -         4,478
Mortgage-backed securities available for sale      15,587        10,884
Stock in Federal Home Loan Bank of Chicago          1,855         1,705
Loans receivable, net of allowance for loan
 losses of $222 at June 30, 1999 and $214 at
 December 31, 1998                                 85,258        82,123
Accrued interest receivable                           930           849
Premises and equipment, net                         1,029         1,021
Other assets                                          265           146
-------------------------------------------------------------------------
   TOTAL ASSETS                                  $127,939      $125,832
=========================================================================
LIABILITIES AND STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------
Deposit accounts                                 $ 75,531       $76,222
Borrowed funds                                     37,600        34,100
Advance payments by borrowers for
 taxes and insurance                                1,148         1,036
Accrued interest payable and other liabilities      1,580         1,152
------------------------------------------------------------------------
   TOTAL LIABILITIES                              115,859       112,510
------------------------------------------------------------------------
Preferred stock, $.01 par value. Authorized
 500,000 shares; none outstanding                       -             -
Common stock, $.01 Par value. Authorized
 3,500,000 shares; issued 1,914,105 shares             19            19
Additional paid-in capital                         13,398        13,437
Retained earnings, substantially restricted        11,177        11,127
Treasury stock at cost (678,040 shares at
 June 30, 1999 and 651,182 shares at
 December 31, 1998)                               (10,977)      (10,664)
Accumulated other comprehensive loss               (1,148)         (153)
Common stock acquired by Employee Stock
 Ownership Plan                                      (389)         (444)
------------------------------------------------------------------------
   TOTAL STOCKHOLDERS' EQUITY                      12,080        13,322
------------------------------------------------------------------------
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $127,939      $125,832
========================================================================


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                          NORTH BANCSHARES, INC.
             CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                    (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                THREE MONTHS ENDED    SIX MONTHS ENDED
                                                                      JUNE 30,            JUNE 30,
                                                                 1999         1998     1999       1998
------------------------------------------------------------------------------------------------------
INTEREST INCOME:
  Loans receivable                                              $1,556      $1,463   $3,084     $2,957
  Interest-bearing deposits and federal funds sold                  51         135      131        251
  Investment securities available for sale                         304         399      556        782
  Mortgage-backed securities held to maturity                        -          80        -        176
  Mortgage-backed securities available for sale                    242           -      472          -
  Investment in mutual funds                                         3           9       16         40
  Dividends on FHLB stock                                           31          33       60         62
------------------------------------------------------------------------------------------------------
TOTAL INTEREST INCOME                                            2,187       2,119    4,319      4,268
------------------------------------------------------------------------------------------------------
INTEREST EXPENSE:
  Deposit accounts                                                 804         798    1,601      1,617
  Borrowed funds                                                   507         458      977        879
------------------------------------------------------------------------------------------------------
TOTAL INTEREST EXPENSE                                           1,311       1,256    2,578      2,496
------------------------------------------------------------------------------------------------------
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES               876         863    1,741      1,772
PROVISION FOR LOAN LOSSES                                            8           -        8          -
------------------------------------------------------------------------------------------------------
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES              868         863    1,733      1,772
------------------------------------------------------------------------------------------------------
NON-INTEREST INCOME:
  Gain on sale of investment securities
   available for sale                                               49          20       82         60
  Fees and service charges                                          65          66      142        125
  Other                                                              5           5        9          9
------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST INCOME                                          119          91      233        194
------------------------------------------------------------------------------------------------------
NON-INTEREST EXPENSE:
  Compensation and benefits                                        395         432      795        884
  Occupancy expense                                                107         127      219        252
  Professional fees                                                 49          77       92        153
  Data processing                                                   52          49      103         96
  Advertising and promotion                                         38          39       61         63
  Federal deposit insurance premium                                  2          11       11         23
  Other                                                            100          88      170        151
------------------------------------------------------------------------------------------------------
TOTAL NON-INTEREST EXPENSE                                         743         823    1,451      1,622
------------------------------------------------------------------------------------------------------
INCOME BEFORE INCOME TAXES                                         244         131      515        344
INCOME TAX EXPENSE                                                  94          65      189        123
------------------------------------------------------------------------------------------------------
NET INCOME                                                         150          66      326        221
======================================================================================================

EARNINGS PER SHARE:
  Basic                                                            .12         .05      .27        .18
  Diluted                                                          .12         .05      .26        .17
======================================================================================================
AVERAGE SHARES OUTSTANDING:
  Basic                                                      1,196,851   1,207,513 1,204,731 1,242,091
  Diluted                                                    1,248,706   1,272,066 1,254,032 1,308,002
======================================================================================================

                                    --MORE--
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SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                                   THREE MONTHS ENDED  SIX MONTHS ENDED
                                                        JUNE 30,           JUNE 30,
                                                    1999       1998    1999      1998
PERFORMANCE RATIOS:
---------------------------------------------------------------------------------------
  Return on assets (ratio of net income
  to average total assets) (1)                       0.47%     0.22%   0.51%    0.36%

  Interest Rate Spread Information:

   Average during period (1)                         2.26      2.33    2.28     2.36
   End of period (1)                                 2.47      2.49    2.47     2.49
  Net interest margin (1)                            2.80      2.91    2.81     2.98
  Ratio of operating expenses to average assets (1)  2.31      2.69    2.28     2.65
  Efficiency ratio                                  74.67     86.27   73.51    82.50
  Ratio of average interest-earning assets
   to average interest-bearing liabilities         112.87    113.71  112.84   114.84
-------------------------------------------------------------------------------------

                                                      JUNE 30, 1999  DECEMBER 31, 1998
ASSET QUALITY RATIOS:
--------------------------------------------------------------------------------------
  Non-performing assets to total assets                     0.00                0.02
  Allowance for loan losses to non-performing loans          N/A              891.67
  Allowance for loan losses to loans receivable             0.26                0.26

CAPITAL RATIOS:
--------------------------------------------------------------------------------------
  Stockholders' equity to total assets                      9.44               10.46
  Average Stockholders' equity to average assets           10.13               11.18
  Return on Stockholders' equity (ratio of net
   income to average equity) (1)                            5.06                3.70
  Shares outstanding-actual                            1,236,035           1,262,893
  Book value per share                                      9.77               10.42
  Number of full service offices                               2                   2
--------------------------------------------------------------------------------------

  (1) Annualized for the three and six month periods presented.